UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2010

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5565 Glenridge Connector, N.E.
Suite 2000
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 890-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

First Data Corporation (the "Company") today announced that it intends to seek amendments to its senior secured credit facilities to, among other things:

(i) allow for the Company to incur additional secured indebtedness ranking pari passu with or junior to the liens securing the obligations under its senior secured credit facilities or additional unsecured indebtedness (including debt securities) so long as, in each case, among other things, (x) 100% of the net cash proceeds of any such secured or unsecured indebtedness is used to repay term loans or (y) such indebtedness is offered on a pro rata basis to all term loan lenders of a particular class or classes in exchange for a like amount of term loans of such class or classes (and the term loans so exchange are cancelled) or (z) if such indebtedness is secured by a lien junior to the liens securing the obligations under the senior secured credit facilities, the aggregate principal amount shall not exceed $3,500,000,000 at any time and the net cash proceeds of such indebtedness shall be used to redeem or repay senior or senior subordinated notes or other indebtedness;

(ii) exclude from the calculation of consolidated senior secured debt (and hence from the maintenance covenant) certain indebtedness secured by a lien ranking junior to the liens securing the obligations under the senior secured credit facilities; and

(iii) subject to the requirement to make such offers on a pro rata basis to all lenders within a particular class of loans, allow the Company to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for the Company to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

The effectiveness of the amendments is subject to certain conditions, including (x) the Company's obtaining consent of the lenders holding a majority of the commitments and loans outstanding under the senior secured credit facilities and (y) within 90 days of the date of executing the amendment agreement, the Company having issued notes in an aggregate principal amount of not less than $500.0 million with the net cash proceeds thereof being used to prepay a like amount of term loans.

The Company expects that these amendments will provide it with more flexibility and options to refinance and extend the maturities of its current capital structure in a cost-effective manner. First Data believes that it is prudent to proactively focus early-on to address its debt maturities and that creating increased options to refinance and extend the current capital structure is an important first step to enhance its financial flexibility and continued access to long-term funding.

Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that the Company will achieve or realize these plans, intentions or expectations.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

This current Report on Form 8-K includes certain disclosures which contain "forward-looking statements." You can identify forward-looking statements because they contain words such as "believes" and "expects." Forward-looking statements are based on the Company's current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actually results to differ materially from those in the forward-looking statements include the ability to obtain the consent of the requisite lenders and ability to satisfy the conditions precedent to the amendment becoming effective.

The Company is furnishing the information in this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: August 04, 2010	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary